June 20, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re: America First Tax Exempt Mortgage Fund 2 Limited Partnership and America First Apartment Investors, L.P.
	    Commission File No. 333-2920

Ladies and Gentlemen:

The attach language will be included in the quarterly report to investors in America First Tax Exempt Mortgage Fund 2. Because this language relates to the solicitation of consents by the Fund, we are filing it as additional soliciting material under Rule 14a-6. This report is scheduled to be mailed the week of June 24, 1996. Please contact me at 402-444-1630 or Steven Amen of the Kutak Rock law firm at (402) 346-6000 if you have any questions.

Sincerely,

/s/ Maurice E. Cox, Jr.

cc:  Brock Romanek